UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200 Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation Agreement entered into with Former CFO

On December 1, 2020, in connection with the resignation of Koji Shinohara, the former Chief Financial Officer of Kura Sushi USA, Inc. (the “Company”) effective as of November 30, 2020, the Company and Mr. Shinohara entered into a confidential separation agreement and general release of claims (the “Separation Agreement”) setting forth the terms of separation. Among other matters, the Separation Agreement provides for (a) a lump-sum cash severance payment by the Company in the total amount of approximately $253,758.57, consisting of (i) one year of Mr. Shinohara’s base salary in the amount of $240,000 less applicable withholdings, and (ii) 12 months of COBRA premiums in the amount of $13,758.57; and (b) a mutual release by Mr. Shinohara and the Company of any and all existing or potential claims against the other party, subject to customary exceptions, and (c) for Mr. Shinohara to be subject to certain restrictive covenants including protection of Company confidential information and non-disparagement.  The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Confidential Separation Agreement and General Release of Claims, dated December 1, 2020, between Kura Sushi USA, Inc. and Koji Shinohara

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date: December 3, 2020	By:	/s/ Hajime Uba
Name: Hajime Uba
Title: Chairman, President and CEO